EXHIBIT 10.2

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made by InterComponentWare, AG (“ICW”) and CareAdvantage, Inc. (“CareAdvantage”) as of April 21, 2011;

WHEREAS, ICW and CareAdvantage have entered into a Memorandum of Understanding (“MOU”) as of April 15, 2011;

WHEREAS, one of the provisions of the MOU provides that in exchange for a payment of $175,000, CareAdvantage will grant ICW “a worldwide perpetual, royalty free license” to its Care Management Specifications (“Specifications”) and twelve (12) Care Management Plans to be selected by ICW;

WHEREAS, the parties desire to memorialize and clarify the provisions of the MOU relating to the aforesaid license;

NOW, THEREFOR, the parties agree as follows:

1.           License.

1.1           Grant of License to Care Management Specifications.  Subject to the terms and conditions of this Agreement, CareAdvantage hereby grants to ICW an exclusive, worldwide, irrevocable, perpetual, royalty-free, fully paid up, right and license under all CareAdvantage Intellectual Property Rights applicable to the Care Management Specifications owned or licensable by CareAdvantage.

1.2   Grant of License to Care Management Plans.  Subject to the terms and conditions of this Agreement, CareAdvantage grants ICW a non-exclusive, world-wide perpetual royalty-free license to use, copy, translate, distribute, publish, rent, lease, market, sublicense, pledge, assign, dispose of, encumber, transfer, alter, modify or enhance, create derivative works from or based on twelve (12) of the Care Management Plans selected in accordance with Section 1.3.

1.3           Selection of Care Management Plans.  ICW shall advise CareAdvantage in writing as to which twelve (12) of the 45 Care Management Plans (“Selected Care Management Plans”) described in Attachment A it elects to license pursuant to this Agreement.

1.4           Definitions.  The Care Management Specifications plus the Selected Care Management Plans are referred to collectively as “Intellectual Property”; updates to Intellectual Property are referred to as “Updates”; and Intellectual Property and Updates are referred to as the “Licensed Products.”

2.           Maintenance of Care Management Plans (“Maintenance”).   At ICW’s sole option, in exchange for  payment of the Maintenance Fees as set forth in this Agreement, CareAdvantage will provide to ICW the annual reviews and applicable updates to any or all of the Selected Care Management Plans.

3.           Ownership.

3.1 Generally.  All rights to and in the Licensed Products, including, but not limited to, copyrights and trade secret rights, shall remain the sole property of CareAdvantage, which holds title to each copy of the Licensed Products. Nothing provided herein (a) shall limit CareAdvantage’s rights to grant to any person or entity a license to use a copy of the Licensed Products, or (b) subject to the rights granted herein to ICW, shall limit CareAdvantage’s rights to sell or to otherwise dispose of the Licensed Products to any person or entity.

3.2 Warranty re Ownership.  CareAdvantage warrants that it is the owner of the Licensed Property and that it has the full power, authority and right to license the Licensed Property in the manner set forth in this License Agreement. In the event any third-party claims that the Licensed Property infringes on any patent, copyright, trademark or trade secret, CareAdvantage will, at its option, defend ICW against such claim, obtain the right to use such patent, copyright, trademark or trade secret, or refund any monies paid under this Agreement by ICW on account of the license to use the Licensed Property.

4.           No Other Warranties. EXCEPT AS PROVIDED IN SECTION 3.2, THE LICENSED PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. No oral or written information or advice given by CareAdvantage, its agents, employees, affiliates, directors, or officers, shall create a warranty or in any way increase the scope of this warranty.

5.           Limitation of Liability. The liability of any or all of CareAdvantage and its affiliates or agents and any other person claiming through, on behalf of, or as harmed by ICW, is limited to a refund of any monies paid under this Agreement by ICW on account of the Licensed Property. Neither CareAdvantage nor its affiliates or agents shall be liable to ICW or to any other person for indirect, punitive, special, consequential or incidental damages (including, but not limited to, loss of profits or anticipated profits, loss by reason of shutdown in operation or increased expenses of operation, or other indirect loss or damage) of any nature arising from any cause whatsoever, even if CareAdvantage, its affiliates or agents have been advised of the possibility of such damages.

6.  Compensation.

a.           Generally. As consideration for the license granted by this Agreement, ICW shall pay CareAdvantage the sum of $175,000 as follows: (a) $125,000 upon execution of this License Agreement; and (b) the remaining $50,000 on or before May 14, 2011.

b.           Maintenance of Care Management Plans.  In order to receive updates and applicable reviews, ICW shall pay CareAdvantage the sum of $24,000 annually, for Updates to the Selected Care Management Plans.

7.           Miscellaneous

7.1           Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt, and shall be addressed as follows:

If to ICW:	InterComponentWare, AG
Altrottstrasse 31
69190 Walldorf
Germany
	Attention:	Steffen Dietz, Center of Excellence
If to CareAdvantage:	CareAdvantage, Inc.
Metropolitan Corporate Center
485-A Route One South
Suite 200
Iselin, New Jersey 08830
	Attention:	Dennis Mouras,
President & Chief Executive Officer

or to such other address as any party hereto shall have designated to the other party in accordance with the provisions of this Agreement.

7.2           Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws.

7.3           Entire Agreement. Except as provided herein, this Agreement and its attachments constitutes the entire agreement between the parties with respect to the subject matter hereof This Agreement may not be released, discharged, or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

7.4           Binding Agreement; Assignability.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.5           Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

7.6           Disputes. I n the event of any dispute between the parties hereto arising out of or concerning this Agreement, the parties agree to use their reasonable best efforts to resolve any such dispute amicably, in good faith, and expeditiously prior to resorting to litigation.

7.7           Waiver.   No waiver by any party of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision of this Agreement.

7.8           Parties in Interest.  This Agreement is made for the exclusive benefit of the parties hereto, their successors and assigns, and no person or entity other than CareAdvantage, ICW, their successors or assigns shall acquire or have any rights under or by virtue of this Agreement.

7.9           Counterparts.      This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CAREADVANTAGE, INC.		INTERCOMPONENTWARE, AG

Date: 5/10/2011		Date: 5/10/2011

BY:	s/Dennis Mouras	BY:	s/Peter Kirschbauer
TITLE: PRESIDENT & CHIEF EXECUTIVE OFFICER		TITLE: Peter Kirschbauer, CEO

		BY:	s/Matthias Glück
TITLE: Matthias Glück, CFO

APPENDIX A

Care Management Plans
1	ALL
2	ALS
3	Asthma
4	BMT
5	Brain cancer
6	Breast Cancer
7	Burns
8	CAD
9	CHS
10	Chronic Renal Failure
11	CLL
12	Colorectal Cancer
13	CVA
14	Depression
15	DM Endocrine
16	DM Post Amputation
17	DM Integument
18	DYSPHAGIA
19	Generic Bowel Management
20	Generic Caretaking
21	Generic Cognition
22	Generic Community Resources
23	Generic Integument Pressure Ulcer
24	Generic Pain
25	Generic Pediatrics Growth Development
26	Generic Speech Language
27	Gestational Diabetes
28	Grief
29	GU Incontinence
30	Hepatitis C
31	High Risk OB Hypertension
32	High Risk OB Pre-Term Labor
33	HIV
34	HTN
35	Kidney Transplant
36	Lung Cancer
37	MS
38	Neuromuscular Impaired Mobility
39	Oncology Performance
40	Respiratory Dysfunction Asthma
41	Spinal Cord Injury
42	SCI Bowel Management
43	SCI Autonomic Dysreflexia
44	TBI
45	Weight Management